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                                                                    EXHIBIT 3.17

                           ARTICLES OF INCORPORATION
                                       OF
                           OCEAN VISTA LAND COMPANY

                                     ----


KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, have this day associated ourselves together for the purpose of forming a corporation under the Corporations Code of the State of California,

         AND THAT WE HEREBY CERTIFY:

         FIRST:  That the name of the corporation is

                           OCEAN VISTA LAND COMPANY

          SECOND: The primary business in which the corporation intends initally to engage is:

          To purchase, acquire, own, develop, operate, lease, or dispose of, land or property for golf course purposes, and to furnish, equip, operate, maintain, conduct and carry on any business, occupation or activities needful, necessary or required in the maintaining and servicing thereof.

          In addition to the primary business, the corporation shall have the following general purpose or powers:

          To establish, conduct, cary on, maintain, equip, service, buy, sell, acquire and dispose of, a golf course or courses, and all of the buildings and equipment thereof, facilities for and equipment of, all types of sports or other activities that may be found from time to time to be necessary, required or desirable in the carrying out of any of the objects of this corporation; to establish, conduct and maintain, buy, sell and dispose of, all equipment for, and to conduct and carry on a general restaurant, cafe, cocktail lounge, bar, amusement facilities of all types, kinds and character that may be lawful and deemed to be needful, necessary or desired in the conducting of any of the operations or businesses of this corporation; to provide, buy, sell, and in any lawful manner acquire or dispose of, golf, tennis, swimming, and any and all equipment or facilities therefor, or for any other sport or form of entertainment.

          To buy, sell, deal in, lease, operate, hold or improve real estate, and the fixtures and personal property incidental thereto or connected therewith, and with that end in view, to acquire by purchase, lease, hire or otherwise, lands, tenements, hereditaments or interest therein, and to improve the same, and generally to hold, manage, deal with and improve the property of the company; and to sell, lease, mortgage, pledge, or otherwise dispose of the lands, tenements and hereditaments or other property of the company.

          To carry on the business of hotel, restaurant, cafe,

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tavern, refreshment room and lodging housekeepers, licensed victualers, purveyors, caterers for public amusement generally; automobile, coach, cab and carriage proprietors; farmers, dairymen, ice merchants, importers and brokers of food, meat and poultry, and domestic and foreign produce of all descriptions; hairdressers, perfumers, chemists, proprietors of clubs, baths, dressing rooms, laundries, reading, writing and newspaper rooms, libraries, grounds and places of amusements, recreation, sport, entertainment and instruction of all kinds, tobacco and cigar merchants, agents for railway and shipping companies and carriers, theatrical and opera box office proprietors entrepreneurs and general agents, furnishing amusement and recreation facilities to the public and individuals and of operating any and all kinds of concessions, amusements, pavilions, halls, parlors, gardens and the like, and doing any and all things incidental thereto, or connected therewith.

          To manage land, buildings and other property as aforesaid, whether belonging to the corporation or not, and to collect rents and income, and to supply tenants and occupiers and others refreshments, attendance, messengers, light, waiting rooms, reading rooms, meeting rooms, lavatories, laundry conveniences, electric conveniences, stables and other advantages.

          To acquire and take over any business or undertaking carried on, upon, or in connection with any land or building which the company may desire to acquire as aforesaid, or become interested in, and the whole or any of the assets and liabilities of such business or undertaking, and to carry on the same, or to dispose of, remove, or put an end thereto, or otherwise deal with the same as may seem expedient.

          To establish and carry on, and to promote the establishment and carrying on, upon any property in which the company is interested, of any business which may conveniently be carried on, upon or in connection with such property, and the establishment of which may seem calculated to enhance the value of the company's interest in such property, or to facilitate the disposal thereof.

          To carry on any other business whether manufacturing or otherwise which can be conveniently carried on with any of the company's objects; to enter into partnership or into any arrangement for sharing profits, union of interests, reciprocal concessions, or cooperate with any person or company carrying on or about to carry on any business which this company is authorized to carry on, or any business or transaction capable of being conducted so as, directly or indirectly, to benefit this company; to purchase, buy or otherwise acquire, sell, convey, transfer or otherwise deal in concessions of all kinds.

          To form, promote and assist financially or otherwise, companies, syndicates, partnerships and associations of all kinds, and to give any guarantee in connection therewith or otherwise for the payment of money or for the performance of any obligation or undertaking.

          To conduct a general brokerage, agency and commission business for others in the purchase, sale and management of goods, wares and merchandise and real and/or personal property of all kinds, character and description.

          To manufacture, buy, sell, deal in, and to engage in, conduct and carry on the business of manufacturing, buying,

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selling and dealing in goods, wares and merchandise of every class and description.

          To engage in, carry on, and operate anywhere and everywhere, any and all business, affairs, enterprises, and undertakings which any citizen of the United States of America might engage in, carry on, and operate, including any and all powers and rights of any such citizen to acquire, own, hold, deal in, and dispose of any and all kinds of property, real, personal, and mixed, and tangible and intangible, including powers and rights to mortgage and sell and otherwise dispose of any part of or all or its own corporate assets and property, subject only to any specific restrictions imposed by the laws of the State of California or the laws of the United States of America, unless specifically prohibited by the laws of the State of California or the laws of the United States of America; and further, in addition to the foregoing powers which any such citizen of the United States of America might have in engaging in, carrying on, and operating any such business, affairs, enterprise or undertaking, to enjoy, exercise and hold any and all powers and rights which a corporation may enjoy, exercise, and hold, including the holding and use of franchises, licenses and rights of acquiring property by eminent domain, subject to any specific restrictions imposed by the laws of the State of California or the laws of the United States of America.

          To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description.

          To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce, and to sell, assign, grant licenses or territorial rights in respect to, or otherwise to turn to account or dispose of, any copyrights, trade-marks, trade names, brands, labels, patent rights, letters patent of the United States or of any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, thing or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the laws under which this corporation is organized.

          To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise, and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any other obligations or securities of any corporation or corporations; to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stock, bonds, or other obligations are held or in any manner guaranteed by the company, or in which the company is in any way interested; and to do any other acts or things for the preservation, protection, improvement or enhance-

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ment of the value of any such stock, bonds or other obligations, or to do any acts or things designed for any such purpose; and, while the owner of any such stock, bonds or other obligations, to exercise all the rights, powers and privileges of ownership thereof, and to exercise any and all voting powers thereon; to guarantee the payment of dividends upon any stock, or the principal or interest or both of any bonds or other obligations and the performance of any contracts.

          The business or purpose of the company is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise all or any of its corporate powers and rights, in the State of California, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and all or any foreign countries.

          The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this corporation.

          THIRD: That the County in the State of California where the principal office for the transaction of the business of the corporation is to be located is San Diego.

          FOURTH: This corporation is authorized to issue two (2) classes of shares of stock to be designated respectively, Preferred and Common; the total number of shares which this corporation shall have authority to issue is Ten Thousand (10,000), and the aggregate par value of all shares that are to have a par value shall be One Million Dollars ($1,000,000.00); the number of Preferred shares that are to have a par value shall be Five Thousand (5,000), and the par value of each share of such class shall be One Hundred Dollars ($100.00), and the number of Common shares that are to have a par value shall be Five Thousand (5,000), and the par value of each share of such class shall be One Hundred Dollars ($100.00).

        The holders of Preferred shares shall he entitled to receive out of any funds of this corporation at the time legally available for the declaration of dividends, dividends at the rate of Five Per cent (5%) per annum of the par value thereof, and no more, payable in cash, on the 1st of September of each year

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commencing with the year 1957; or as such intervals as the Board of
Directors may from time to time determine. Such dividends shall accrue from the date of issuance of the respective Preferred shares and shall accrue from day to day, whether or not earned or declared. Such dividends shall be payable before any dividends shall be declared or paid upon or set apart for the Common shares, and shall be cumulative, so that if in any year or years dividends upon the outstanding Preferred shares at the rate of Five Per cent (5%) per annum of the par value thereof shall not have been paid thereon or declared or set apart therefor, the amount of dividends shall be fully paid or declared and set apart for payment, but without interest, before any distribution, whether by way of dividend or otherwise, shall be declared upon, or set apart for, the Common shares.

          In the event of the dissolution, liquidation or winding up of this corporation, whether voluntary or involuntary, the holders of Preferred shares shall be entitled to receive out of the assets of this corporation, whether such assets are capital or surplus, of any nature, an amount equal to the par value of such Preferred shares, and a further amount equal to any dividends unpaid and accumulated thereon to the date of distribution, and no more, before any payment shall be made or any assets distributed to the holders of the Common shares.

          If, upon such liquidation, dissolution, or winding up, whether voluntary or involuntary, the remaining assets of the corporation applicable to the shareholders thereof, shall be insufficient to permit the payment of the full preferential amounts aforesaid, then the entire amount thereof shall be distributed ratably among the holders of Preferred shares. After payment to the Preferred shareholders of the full preferential amounts aforesaid, any remaining assets of the corporation shall be payable and distributable to the holders of Common shares only.












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          A consolidation or merger of this corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up, within the meaning of this clause.

          The corporation at the option of the Board of Directors may redeem the whole or from time to time may redeem any part of the Preferred shares by paying in cash therefor the par value thereof, and in addition thereto an amount in cash equal to all dividends on Preferred shares unpaid and accumulated thereon. In case of the redemption of a part only of the outstanding Preferred shares, this corporation shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed, or shall effect such redemption pro-rata. Less than all of the Preferred shares at any time outstanding may not be redeemed until all dividends aforesaid and any arrears upon all Preferred shares outstanding shall have been paid for all past dividend periods and until the full dividends for the current period on all Preferred shares then outstanding, other than the shares to be redeemed, shall have been paid or declared, and the full amount thereof set apart for payment. The Board of Directors shall have authority to fix and determine the time, place, manner and method of such redemption. If due notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then, notwithstanding that the certificates evidencing any Preferred shares so called for redemption shall not have been surrendered, the dividends, with respect to the shares so called for redemption, shall cease to accrue after the date fixed for redemption, and all rights with respect to the shares so called for redemption shall forthwith, after such date, cease and determine, except only the right of the holders to receive the redemption price without interest upon surrender of the Preferred shares


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therefor.

         So long as any of the Preferred shares shall be outstanding, the Board of Directors shall have authority before the payment of any dividends upon either the Preferred or Common shares to set aside from the surplus or net profits of the corporation such sum or sums as in their discretion shall be deemed advisable or required to provide for the redemption of the Preferred shares in such separate fund as they shall determine. Such sum or sums shall be deposited with such bank or trust company as may be determined by the Board of Directors, and the Board of Directors shall have authority from time to time to apply any moneys then in the said fund to the purchase of Preferred shares, if obtainable at a price or prices not exceeding the par value plus an amount equal to all accrued and unpaid dividends thereon to the date of purchase. Such purchases may be made at public or private sale, with or without advertisement, in such manner, from a person or persons, and at such prices as the corporation in its discretion may determine. When no Preferred shares shall remain outstanding, any balance remaining in the said fund shall become part of the general fund of the corporation.

          The Preferred stock shall not be entitled to vote upon the questions affecting the management or affairs of the corporation, nor shall the holders thereof be entitled to notice of shareholders meetings, except as otherwise provided by law, the exclusive voting power being vested in the Common shares; provided, however, that in the event the corporation shall fail to declare and pay cumulative dividends at the dividend rate upon the Preferred shares and shall fail to do so for a period of twenty-four (24) months, whether consecutive or not, then and in that event the Preferred shares shall be entitled to elect a majority of the Board of Directors of this corporation, and upon


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such happening a meeting of shareholders shall be forthwith called, at which meeting the Preferred shares voting as a class shall be entitled to elect a majority of the Board of Directors, and the Common shares voting as a class shall be entitled to elect the minority of the Board of Directors. Upon the payment to the Preferred shares of all dividends accumulated and unpaid thereon, or the setting aside of the funds for the payment thereof, the voting rights of the Preferred stock shall thereupon cease and a meeting of shareholders shall forthwith be called, at which meeting only the Common shares shall be entitled to vote, and so on from time to time as such contingencies may occur or be terminated.

          FIFTH: That the number of directors is five (5) and the names and addresses of the persons who are hereby appointed to act as the first directors of this corporation are as follows:

               NAMES                  ADDRESSES
               -----                  ---------

          Wilson Atkins         Newport Beach, California

          W. H. Atkins, Jr.     Twain Harte, California

          Tom W. Henderson      Newport Beach, California

          H. E. Higginson       Los Angeles, California

          G. L. Brock           Los Angeles, California

          SIXTH: Authority is hereby granted to the holders of shares of this corporation, entitled to vote, to change from time to time the authorized number of directors of this corporation by a duly adopted amendment of the By-Laws of this corporation.

          SEVENTH: That the capital stock of this corporation shall not be subject to assessment.

          That the private property of the shareholders shall not be subject to the payment of corporate debts or liabilities, except to the extent provided by law.

          IN WITNESS WHEREOF, we, the incorporators and the persons hereinbefore listed as directors, have hereunto set our



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hands and seals this 15th day of May, 1956.


               /s/ Wilson Atkins
          ---------------------------
                 Wilson Atkins

             /s/ W. H. Atkins, Jr.
          ---------------------------
               W. H. Atkins, Jr.

            /s/ Tom W. Henderson
          ---------------------------
               Tom W. Henderson

              /s/ H. E. Higginson
          ---------------------------
                H. E. Higginson

                /s/ C. L. Brock
          ---------------------------
                  C. L. Brock


          STATE OF CALIFORNIA )
                              ) SS.
          COUNTY OF ORANGE    )

          On this 18th day of May, 1956, before me, a Notary Public in and for Orange County, State of California, residing therein, duly commissioned and sworn, personally appeared WILSON ATKINS and W.H. ATKINS, JR., personally known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, as incorporators, and who are also named therein as directors, and who acknowledged to me that they executed the said instrument.

          IN WITNESS WHEREOF, I have hereunto affixed my hand and official seal this 18th day of May, 1956.

                          [SIGNATURE]
                          ---------------------------------------------
                          Notary Public in and for the County of Orange, State of California


                          My Commission Expires:

(NOTARIZED SEAL)


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

          STATE OF CALIFORNIA   )
                                ) SS.
          COUNTY OF ORANGE      )

          On this 18th day of May, 1956, before me, a Notary Public in and for Orange County, State of California, residing therein, duly commissioned and sworn, personally appeared TOM W. HENDERSON, personally known to me to be the person whose name is subscribed to the foregoing Articles of Incorporation, as incorporator, and who is also named therein as director, and who acknowledged to me that he executed the said instrument.

          IN WITNESS WHEREOF, I have hereunto affixed my hand and official seal this 18th day of May, 1956.

                           [SIGNATURE]
                           ---------------------------------------------
                           Notary Public in and for the County of Orange, State of California

                           My Commission Expires:

(NOTARIAL SEAL)

          STATE OF CALIFORNIA   )
                                ) SS.
          COUNTY OF ORANGE      )

          On this 24th day of May, 1956, before me, a Notary Public in and for Los Angeles County, State of California, residing therein, duly commissioned and sworn, personally appeared H.E. HIGGINSON and C.L. BROCK, personally known to me to be the persons whose names are subscribed to the foregoing Articles of Incorporation, as incorporators, and who are also named therein as directors, and who acknowledged to me that they executed the said instrument.

          IN WITNESS WHEREOF, I have hereunto affixed my hand and official seal this 24th day of May, 1956.

                             [SIGNATURE]
                             -----------------------------------
                             Notary Public in and for the County
                             of Los Angeles, State of California

                             My Commission Expires:


(NOTORIAL SEAL)
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